Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:  Joseph C. O’Neill, Jr.
EVP/Chief Financial Officer
267-280-4000 x 232
   joneill@myhvb.com

HV BANCORP, INC. ANNOUNCES APPROVAL OF CONVERSION BY HUNTINGDON VALLEY BANK’S MEMBERS, CONVERSION CLOSING DATE AND STOCK OFFERING RESULTS

Huntingdon Valley, Pennsylvania, January 4, 2017 — HV Bancorp, Inc. (the “Company”), the proposed holding company for Huntingdon Valley Bank (the “Bank”), announced that at a special meeting of members (depositors and certain borrowers) of the Bank held today, members of the Bank approved the Plan of Conversion pursuant to which the Bank will convert from a mutual to a stock form of organization. In addition, the Company announced today, subject to the satisfaction of closing conditions, it intends to close the mutual-to-stock conversion of the Bank and stock offering of the Company on January 11, 2017, at which time the Company will become the holding company of the Bank.  The shares of common stock sold in the offering are expected to begin trading on the Nasdaq Capital Market on January 12, 2017 under the ticker symbol “HVBC.”

The Company intends to sell 2,182,125 shares of common stock, representing the adjusted maximum of the offering range, at $10.00 per share, for gross offering proceeds of $21.8 million.  The offering was oversubscribed in the first category of the subscription offering by eligible account holders as of June 30, 2015.  Accordingly, eligible account holders will have valid orders filled in accordance with the allocation procedures described in the prospectus and as set forth in the Bank’s Plan of Conversion.  Neither supplemental eligible account holders as of September 30, 2016, nor other members of the Bank as of November 7, 2016 will have their orders filled. If any subscriber would like to confirm his/her allocation prior to the closing of the offering, a subscriber may contact the stock information center at (215) 392-6070 from 10:00 a.m. until 4:00 p.m., Eastern Time, beginning on Thursday, January 5, 2017.

Direct Registration Statements reflecting the shares purchased in the subscription offering and refund checks for any subscribers not receiving all or part of shares ordered are expected to be mailed on or about January 12, 2017.

Sandler O’Neill & Partners, L.P. is the Company’s selling agent in the offering. Luse Gorman, PC is serving as legal counsel to the Company and the Bank. Silver, Freedman, Taff & Tiernan, LLP is serving as legal counsel to Sandler O’Neill & Partners, L.P.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.  Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: general economic trends, changes in interest rates, increased competition, changes in consumer demand for financial services, fiscal and monetary policies of the U.S. Government, and changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements.

Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made.  The factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.  The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required to be reported under the rules and regulations of the United States Securities and Exchange Commission.

A registration statement relating to the Company’s common stock has been filed with the United States Securities and Exchange Commission.  This press release is neither an offer to sell nor a solicitation of an offer to buy Company common stock.  The offer is made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription offering, an accompanying stock order form).

The shares of common stock of the Company are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.